SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   JUNE 5, 1997


                           SAZTEC INTERNATIONAL, INC.




CALIFORNIA                           0-15353               33-0178457
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(State or other jurisdiction of      (Commission           (IRS Employer
incorporation)                       File Number)          Identification No.)



43 MANNING ROAD, BILLERICA, MA                               01821
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(Address of  principal  executive  offices)



REGISTRANT'S  TELEPHONE  NUMBER,  INCLUDING  ARE  CODE          (508) 262-9600
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                                  N/A
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     (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.

On June 4, 1997 Claus Stenbaek resigned as a director of the Company. There was no disagreement with the Company on any matter; see ITEM 7. Mr. Stenbaek was one of two candidates designated by Tallard B.V., pursuant to a Conversion Agreement dated December 31, 1993, in the Company's Notice of Annual Meeting on February 20, 1997 and Proxy Statement. Tallard B.V. nominated Mr. Robert W. Forsyth to fill the vacancy at the Company's regular quarterly meeting of the Board of Directors held June 5, 1997. Mr. Forsyth was elected by a unanimous vote of the Board of Directors at the meeting.

Mr. Forsyth, age 57, joined Travelogix, a travel technology company located in Houston, Texas, as President and CEO in October, 1995. Mr. Forsyth has extensive computer industry experience, most recently as the President of the Outsourcing Marketing Division of Computer Sciences Corporation. Prior to his employment with CSC, he was President of Synercom Technology in Houston from 1987 to 1992. From 1975 to 1987 Mr. Forsyth was a group vice president for program development with CSC. He holds a MBA from Pepperdine University, and is a former United States Marine.

ITEM 7. EXHIBITS.

99.1   Letter of resignation from the Board of Directors by Mr. Claus Stenbaek.








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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  June 6, 1997

                                                 SAZTEC INTERNATIONAL, INC.




                                                 By: /s/ T. K. O'LOUGHLIN
                                                     ------------------------
                                                 Name:    T. K. O'Loughlin
                                                 Title:   Treasurer








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                                 EXHIBIT INDEX


EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------


99.1 Letter of resignation from the Board of Directors by Mr. Claus Stenbaek